UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GSI Group Inc.’s (the “Company”) 2010 Incentive Award Plan (Amended and Restated Effective April 9, 2014) (the “Amended and Restated Incentive Award Plan”) was approved by the Board of Directors of the Company on April 9, 2014, subject to shareholder approval. The Amended and Restated Incentive Award Plan (a) increases the aggregate amount of shares authorized for issuance under the plan from 2,898,613 shares to 4,398,613 shares, (b) extends the term of the plan through April 9, 2024, (c) allows the Company to continue to grant awards intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (d) includes certain provisions intended to reflect good corporate governance practices. A more extensive discussion of the Amended and Restated Incentive Award Plan is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2014. As shown below in Item 5.07 of this Current Report on Form 8-K, shareholder approval of the Amended and Restated Incentive Award Plan was obtained at the Annual and Special Meeting of Shareholders of the Company held on May 15, 2014.

The foregoing description of the Amended and Restated Incentive Award Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Incentive Award Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 15, 2014, the Company held its Annual and Special Meeting of Shareholders. A total of 29,633,944 common shares were present or represented by proxy at the meeting, representing approximately 86.69 percent of the Company’s common shares outstanding as of the April 10, 2014 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2014.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2015, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	26,388,255	122,193	3,123,496
Harry L. Bosco	26,388,272	122,176	3,123,496
Dennis J. Fortino	26,388,166	122,282	3,123,496
Ira J. Lamel	26,439,154	71,294	3,123,496
Dominic A. Romeo	26,439,337	71,111	3,123,496
John A. Roush	26,439,370	71,078	3,123,496
Thomas N. Secor	26,386,655	123,793	3,123,496

Item 2 — Advisory vote on the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,409,606	1,037,539	63,303	3,123,496

Item 3 — Approval of the Company’s Amended and Restated 2010 Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,082,021	1,042,546	385,881	3,123,496

Item 4 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
29,372,729	231,621	29,594	0

Based on the foregoing votes, each of the seven nominees for director was elected and Items 2, 3 and 4 were approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	GSI Group Inc. 2010 Incentive Award Plan (Amended and Restated Effective April 9, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 20, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	GSI Group Inc. 2010 Incentive Award Plan (Amended and Restated Effective April 9, 2014)